Exhibit 10.41
                     SPLIT DOLLAR AGREEMENT

     THIS SPLIT DOLLAR AGREEMENT (this "Agreement") is made and entered into effective as of May 23, 1997, by and among ENRON CORP., a Delaware corporation, with principal offices and place of business in Houston, Texas (hereinafter referred to as the "Company"), JEFFREY K. SKILLING, an individual residing in Houston, Texas (hereinafter referred to as the "Employee"), and MARK DAVID SKILLING, an individual residing in the State of California, in his capacity as the Trustee of the Jeffrey Keith Skilling Family 1996 Trust under irrevocable trust agreement dated
December 31, 1996 (hereinafter referred to as the "Owner"),

                      WITNESSETH THAT:

     WHEREAS, the Employee is currently employed by the Company; and

     WHEREAS, the Employee wishes to provide life insurance protection for his family under a policy of life insurance
(hereinafter referred to as the "Policy") insuring the life of the Employee, which Policy is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by Massachusetts Mutual Life
Insurance Company (hereinafter referred to as the "Insurer"); and

     WHEREAS, the Company is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Owner will be the owner of the Policy and, as such, will possess all incidents of ownership in and to the Policy; and

     WHEREAS, the Company wishes to have the Policy collaterally assigned to it by the Owner, in order to secure the repayment of the amounts which it will pay toward the premiums on the Policy;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

     1.    Acquisition of Policy.  The Owner will
contemporaneously purchase the Policy from the Insurer in the total face amount of $8,000,000. The parties hereto agree that they shall take all reasonable action necessary to cause the Insurer to issue the Policy, and shall take any further reasonable action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.

     2. Ownership of Policy. The Owner shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

     3.   Payment of Premiums; Provision of Information.

          a. On or before the due date of each annual Policy premium, or within the grace period provided therein, the Owner shall pay to the Insurer an amount equal to the annual cost of current life insurance protection on the life of the Employee, measured by the Insurer's current published minimum premium rate for standard risks. Upon request, the Owner shall promptly furnish the Company evidence of timely payment of such premium. If the Owner fails to make such timely payment, the Company, in its sole discretion, may elect to make the Owner's portion of the premium payment, which payment shall be recovered by the Company as provided herein.

          b. On or before the due date of each annual Policy premium, or within the grace period provided therein, the Company shall pay to the Insurer the difference between
(1) $115,250 and (2) the amount of such annual Policy premium paid by the Owner pursuant to Section 3(a) above. Upon request, the Company shall promptly furnish the Owner evidence of timely payment of such premium. Notwithstanding any provision herein to the contrary, the Company shall have no obligation (i) to make more than four annual premium payments in the amount specified in the preceding provisions of this paragraph or (ii) to make any premium payments on or after the date the Employee's employment with the Company terminates for any reason whatsoever.

          c. The Company shall annually furnish to the Employee a statement of the amount of income, if any, reportable by the Employee for federal and state income tax purposes as a result of the payment of Policy premiums by the Company. The Owner and the Employee shall promptly furnish the Company with (1) copies of any information or notices provided by the Insurer from time to time with respect to the Policy and (2) any other material or information relating to the Policy and reasonably requested by the Company from time to time.

     4. Collateral Assignment. To secure the repayment to the Company of the amount of the premiums on the Policy paid by it hereunder, the Owner has, contemporaneously herewith, assigned the Policy to the Company as collateral under a separate assignment instrument. The collateral assignment of the Policy to the Company shall not be terminated, altered or amended by the Owner, without the express written consent of the Company. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement and to be accepted by the Insurer. Without limiting the scope of the preceding provisions of this section, the parties hereto agree that the Company shall have an interest in the cash surrender value and the death benefits under the Policy to secure the amounts due to the Company hereunder, which interest shall in no event be less than the aggregate premium payments made with respect to the Policy by the Company pursuant to section 3 above.

     5. Limitations on Owner's Rights in Policy. The Owner shall not sell, assign, transfer, borrow against or withdraw from the cash surrender value of the Policy, surrender, or cancel the Policy without, in any such case, the express written consent of the Company. Further, the Owner shall not change the beneficiary designation provision of the Policy, change the elected death benefit option provisions thereof, decrease or increase the face amount of insurance, fail to make premium payments, take any other action, or fail to take any action if, as a result of any such action or inaction, (a) the aggregate death benefits payable under the Policy at any given time would be less than the portion of the death benefits payable to the Company pursuant to the first sentence of section 6(b) below if the Employee's death was to occur at such time or (b) the cash surrender value of the Policy would be reduced (provided, however, that this clause shall not prevent the Owner from taking any action, or failing to take any action, if, as a result thereof, the cash surrender value of the Policy is reduced to an amount that is at least equal to the aggregate amount of premium payments made by the Company hereunder).

     6.   Collection of Death Proceeds.

          a. Upon the death of the Employee prior to the termination of this Agreement during the Employee's lifetime, the Company and the Owner shall cooperate with the beneficiary or beneficiaries designated by the Owner to take whatever action is necessary to collect the death benefit provided under the Policy. When such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

          b. Upon the death of the Employee prior to the termination of this Agreement during the Employee's lifetime, the Company shall have the unqualified right to receive a portion of such death benefit in a single lump sum cash payment in an amount equal to the aggregate amount of premium payments made by the Company hereunder. The balance of the death benefit provided under the Policy, if any, shall be paid directly to the beneficiary or beneficiaries designated by the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Company hereunder exceed the insurance benefits payable under the Policy at the death of the Employee. No amount shall be paid from such insurance benefits to the beneficiary or beneficiaries designated by the Owner until the full amount due the Company hereunder has been paid.
The parties hereto agree that, upon the request of the Company, the beneficiary designation provision of the Policy shall conform to the provisions hereof.

          c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee prior to the termination of this Agreement during the Employee's lifetime and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Owner's designated beneficiary or beneficiaries shall have the unqualified right to share such premiums based on the respective cumulative contributions by the Company and the Owner thereto.

     7.   Termination of the Agreement During the Employee's
Lifetime.

          a. This Agreement may be terminated by the Owner at any time during the Employee's lifetime upon written notice to the Company and payment to the Company by the Owner at the time of such notice of a single lump sum cash payment in an amount equal to the aggregate premium payments made by the Company pursuant to section 3 above on or before the date of such termination. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release.

          b. This Agreement shall automatically terminate, during the Employee's lifetime, without notice, upon the occurrence of any of the following events: (1) total cessation of the Company's business; (2) bankruptcy, receivership or dissolution of the Company; (3) termination of the Employee's employment with the Company for any reason whatsoever; (4) failure of the Owner to timely pay to the Insurer the Owner's portion of the premium, if any, due hereunder, unless the Company elects to make such payment on behalf of the Owner as provided herein; or (5) mutual written consent of the parties. If this Agreement terminates for a reason described in the preceding sentence, then for sixty (60) days after the date of the termination of this Agreement, the Owner shall have the option of obtaining the release of the collateral assignment of the Policy to the Company. To obtain such release, the Owner shall repay to the Company the total amount of the premium payments made by the Company hereunder, less any indebtedness secured by the Policy which was incurred by the Company and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Company shall release the collateral assignment of the Policy by the execution and delivery of an appropriate instrument of release. If the Owner fails to exercise such option within such sixty (60) day period, then, at the request of the Company, the Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in the Policy to the Company. Alternatively, the Company may enforce its right to be repaid the amount due it hereunder from the cash surrender value of the Policy under the collateral assignment of the Policy; provided that in the event the cash surrender value of the Policy exceeds the amount due the Company, such excess shall be paid to the Owner. Thereafter, neither the Owner nor any person claiming under the Owner shall have any further interest in and to the Policy, either under the terms thereof or under this Agreement.

     8. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Owner and filed with the Insurer in connection herewith.

     9.   Named Fiduciary. Determination of Benefits, Claims
Procedure and Administration.

          a.   Named Fiduciary.  The Company is hereby
designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

          b. (1) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the Company at its then principal place of business.

               (2)  Claim Decision.  Upon receipt of a
claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

                    If the claim is denied in whole or in
part, the Company shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

               (3)  Request for Review.  Within sixty (60)
days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Company review its determination. Such request must be addressed to the Company, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the Company's determination within such sixty (60) day period, he or she shall be barred and estopped from challenging the Company's determination.

               (4)  Review of Decision.  Within sixty (60)
days after the Company's receipt of a request for review, it will review the determination. After considering all materials presented by the Claimant, the Company will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Company will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

     10. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators, and beneficiaries.

     12.  Notice.   Any notice, consent or demand required
or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand.

     13. Taxes. The Company makes no guarantees and assumes no obligations or responsibilities with respect to the Employee's or the Owner's federal, state, or local income, estate, inheritance, and gift tax obligations, if any, under this Agreement, the Policy, or the collateral assignment of the Policy to the Company.

     14. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate on this the 23rd day of May, 1997.

                          ENRON CORP.

                          By:  /s/  KENNETH L. LAY
                          Name:   Kenneth L. Lay
                          Title:  Chairman and Chief
                                  Executive Officer
                                                   "COMPANY"

                          /s/  JEFFREY K. SKILLING
                               Jeffrey K. Skilling
                                                  "EMPLOYEE"

                          /s/  MARK DAVID SKILLING
                               Mark David Skilling, Trustee
                               of the Jeffrey Keith Skilling
                               Family 1996 Trust
                                                     "OWNER"

                           EXHIBIT A


     The following life insurance policy is subject to the attached Split Dollar Agreement:


Insurer:            Massachusetts Mutual Life Insurance
Company

Insured:            Jeffrey K. Skilling

Policy Number:      11 502 764

Face Amount:        $8,000,000

Effective Date of Policy:     May 23, 1997


       ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL


     A. FOR VALUE RECEIVED, the undersigned (hereinafter the "Owner") hereby assigns, transfers and sets over to Enron Corp., with principal offices and place of business in Houston, Texas, its successors and assigns (hereinafter the "Assignee"), Policy No.11 502 764 issued by Massachusetts Mutual Life Insurance Company (hereinafter the "Insurer"), and any supplementary contracts issued in connection therewith (said policy and contracts hereinafter the "Policy"), insuring the life of Jeffrey K. Skilling, and all claims, options, privileges, rights, title and interest therein and thereunder (except as otherwise provided herein), subject to all the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy. The Owner, by this Assignment, and the Assignee, by acceptance of the assignment of the Policy to it hereunder, agree to the terms and conditions contained herein.

     B. This Assignment is made and the Policy is to be held as collateral security for any and all liabilities and obligations of the Owner to the Assignee, either now existing or that may hereafter arise, under and pursuant to that certain Split Dollar Agreement by and among the Owner, the Assignee, and Jeffrey K. Skilling, dated and effective as of May 23, 1997 (hereinafter the "Split Dollar
Agreement"). The liabilities and obligations described in the preceding sentence are hereinafter referred to as the "Liabilities."

     C. It is expressly agreed that, without detracting from the generality of the foregoing, the following specific rights are included in this Assignment and pass to the Assignee by virtue hereof:

          1. The sole right to collect from the Insurer the net proceeds of the Policy when it becomes a claim by death or maturity;

          2. The sole right to surrender the Policy and receive the surrender value thereof at any time provided by the terms of the Policy and at such other times as the Insurer may allow; and

          3. The sole right to obtain one or more loans or advances on the Policy, either from the Insurer or, at any time, from other persons, and to pledge or assign the Policy as security for such loans or advances.

     D. It is expressly agreed that the following specific rights, so long as the Policy has not been surrendered and to the extent permitted under the Split Dollar Agreement, are reserved by the Owner and excluded from this Assignment and do not pass by virtue hereof:

          1.   The right to designate and change the
     beneficiary; and

          2.   The right to elect any optional mode of
     settlement permitted by the Policy or allowed by the Insurer.

However, the reservation of these rights by the Owner shall in no way impair the right of the Assignee to surrender the Policy nor impair any other right of the Assignee hereunder. Further, any exercise of these rights shall be made subject to this Assignment and to the rights of the Assignee hereunder.

     E. Notwithstanding the foregoing, the Assignee covenants and agrees with the Owner as follows:

          1. Any balance of sums received hereunder from the Insurer remaining after payment of the then existing Liabilities shall be paid by the Assignee to the persons entitled thereto under the terms of the Policy, had this Assignment not been executed;

          2. The Assignee will not exercise the right to surrender the Policy, nor the right to obtain policy loans from the Insurer, unless and until there has been default in any of the Liabilities or the Split Dollar Agreement has been terminated, pursuant to its terms; in any event, the Assignee will not exercise any such right until twenty (20) days after the Assignee shall have mailed notice of intention to exercise such right, by first class mail, to the Owner at the address last supplied in writing to the Assignee specifically referring to this Assignment; and

          3. The Assignee will, upon request, forward the Policy to the Insurer without unreasonable delay, for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement that has been elected by the Owner.

     F. The Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, the validity or the amount of the Liabilities, the existence of any default therein, termination of the Split Dollar Agreement, the giving of any notice hereunder, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Payment for all or any part of the sums due under the Policy and assigned herein shall be drawn to the exclusive order of or as directed by the Assignee if, when, and in such amounts as may be requested by the Assignee.

     G. The Assignee shall be under no obligation to pay any premium on the Policy nor the principal of or interest on any loans or advances on the Policy, whether or not obtained by the Assignee, or any other charges on the Policy.

     H. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, and (except as provided herein) the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the Owner.

     I. If applicable, the Assignee may take or release other security, may release any party primarily or secondarily liable for any of the Liabilities, may grant extensions, renewals or indulgences with respect to the Liabilities, or may apply the proceeds of the Policy hereby assigned or any amount received on account of the Policy by the exercise of any right permitted under this Assignment to the Liabilities in such order as the Assignee shall determine, without resorting to or regard to other security.

     J. As applied to the duties and responsibilities of the Insurer, in the event of any conflict between the provisions of this Assignment and the provisions of the Split Dollar Agreement with respect to the Policy or the Assignee's rights of collateral security therein, the provisions of this Assignment shall prevail. As applied between the Owner and the Assignee, in the event of any such conflict, the provisions of the Split Dollar Agreement shall prevail.

     K. The Owner declares that no proceedings in bankruptcy are pending against the Owner and that the Owner's property is not subject to any assignment for the benefit of creditors of the Owner.

     SIGNED this 25th day of June, 1997, effective as of May 23, 1997.



                          /s/  MARK DAVID SKILLING
                          Mark David Skilling, Trustee
                          of the Jeffrey Keith Skilling
                          Family 1996 Trust
                                                "OWNER"

This Assignment is hereby accepted and agreed to by the Assignee.

                          ENRON CORP.


                          By:  /s/  KENNETH L. LAY
                          Name:  Kenneth L. Lay
                          Title: Chairman and Chief
                                 Executive Officer

                                                "ASSIGNEE"


STATE OF CALIFORNIA

SAN FRANCISCO COUNTY


     On the 25th day of June, 1997, before me personally came MARK DAVID SKILLING, trustee of the Jeffrey Keith Skilling Family 1996 Trust, to me known to be the individual who executed the Assignment on the preceding pages hereof and acknowledged to me that he executed the same.


                                   /s/  SUSAN C. LEE
                                   Susan C. Lee
                                   Notary Public in and for
                                   THE STATE OF CALIFORNIA
My Commission Expires:

February 24, 1999